As filed with the Securities and Exchange Commission on June 19, 2006

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALBEMARLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1692118
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 South Fourth Street, Richmond, Virginia 23219

(Address of Principal Executive Offices) (Zip Code)

2006 Stock Compensation Plan for Non-Employee Directors of

Albemarle Corporation

(Full title of the plan)

Luther C. Kissam, IV

Senior Vice President, General Counsel and Secretary

Albemarle Corporation

330 South Fourth Street

Richmond, Virginia 23219

(Name and address of agent for service)

(804) 788-8600

(Telephone number, including area code, of agent for service)

Copies to:

John Owen Gwathmey

W. Lake Taylor, Jr.

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 E. Byrd Street

Richmond, Virginia 23219

(804) 788-8200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	75,000 shares	$45.15	$3,386,250	$363

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Company’s Common Stock that become issuable under the plan by reason of any stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee. Calculated pursuant to Rule 457(h) on the basis of $45.15 per share, which was the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange on June 12, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Albemarle Corporation (the “Company”) (File No. 1-12658) with the Commission are incorporated herein by reference and made a part hereof:

1.	the Company’s Annual Report on Form 10-K for the year ended December 31, 2005;

2.	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

3.	the Company’s Current Reports on Form 8-K, filed with the Commission on February 2, 2006, February 23, 2006, March 21, 2006, April 20, 2006 and April 26, 2006 (Items 8.01 and 9.01); and

4.	the description of the Company’s common stock, $0.01 par value per share, contained in the Registration Statement on Form 10, dated December 7, 1993, as amended on December 22, 1993 and February 11, 1994, filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents subsequently filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits, and the amended and restated articles of incorporation of the Company require the Company to indemnify its directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended. Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or, unless limited by a corporation’s articles of incorporation, officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The VSCA establishes a statutory limit on liability of officers and directors of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation, to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

The Company’s amended and restated articles of incorporation require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, as permitted by the VSCA, the Company’s amended and restated articles of incorporation eliminate the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 704 of the VSCA are incorporated herein by reference.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-119723)).

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-12658) filed on April 20, 2006).

4.3	2006 Stock Compensation Plan for Non-Employee Directors of Albemarle Corporation (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 1-12658) filed on April 20, 2006).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78(d)) that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 19th day of June, 2006.

ALBEMARLE CORPORATION
(Registrant)

By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV
Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signatures appear below, hereby constitutes and appoints Mark C. Rohr, Richard J. Diemer, Jr. and Luther C. Kissam, IV, and each of them individually, as their and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark C. Rohr Mark C. Rohr	President and Chief Executive Officer and Director (principal executive officer)	April 19, 2006

/s/ Richard J. Diemer, Jr. Richard J. Diemer, Jr.	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	April 19, 2006

/s/ William M. Gottwald William M. Gottwald	Chairman of the Board of Directors and Director	April 19, 2006

/s/ Charles E. Stewart Charles E. Stewart	Director	April 19, 2006

/s/ Seymour S. Preston III Seymour S. Preston III	Director	April 19, 2006

/s/ John Sherman, Jr. John Sherman, Jr.	Director	April 19, 2006

/s/ Floyd D. Gottwald, Jr. Floyd D. Gottwald, Jr.	Director	April 19, 2006

/s/ Richard L. Morrill Richard L. Morrill	Director	April 19, 2006

/s/ Anne Marie Whittemore Anne Marie Whittemore	Director	April 19, 2006

/s/ John D. Gottwald John D. Gottwald	Director	April 19, 2006

/s/ J. Alfred Broaddus, Jr. J. Alfred Broaddus, Jr.	Director	April 19, 2006

/s/ R. William Ide III R. William Ide III	Director	April 19, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-119723)).

4.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-12658) filed on April 19, 2006).

4.3	2006 Stock Compensation Plan for Non-Employee Directors of Albemarle Corporation (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 1-12658) filed on April 19, 2006).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).